Exhibit 10.1

SEVENTH AMENDMENT TO FOURTH

AMENDED AND RESTATED CREDIT AGREEMENT

This SEVENTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 23, 2012 (this "Amendment"), is by and among (a) NEXSTAR BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) NEXSTAR BROADCASTING GROUP, INC. (the "Ultimate Parent"), a Delaware corporation, (c) NEXSTAR FINANCE HOLDINGS, INC. ("Nexstar Finance Holdings"), a Delaware corporation, (d) certain Lenders (as defined below) and (e) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fourth Amended and Restated Credit Agreement, dated April 1, 2005, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 18, 2005, that certain Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of October 8, 2009, that certain Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 19, 2010, that certain Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of April 15, 2011, that certain Fifth Amendment to Fourth Amended and Restated Credit Agreement, dated as of July 29, 2011, and that certain Sixth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 19, 2012 (as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the several Lenders party to this Amendment (which Lenders constitute the Majority Lenders and the Majority Revolver Lenders as required under the Credit Agreement to effect the amendment intended hereby) and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Ultimate Parent, Nexstar Finance Holdings, the Majority Lenders, the Majority Revolver Lenders and the Administrative Agent hereby agree as follows:

§1. Amendment to Defined Terms.  The definition of "Indebtedness" in Section 1.01 of the Credit Agreement is hereby restated in its entirety to read as follows:

"Indebtedness" of any Person means, without duplication, (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (x) trade payables entered into in the ordinary course of business pursuant to ordinary terms and (y) ordinary course purchase price adjustments); (iii) all reimbursement or payment obligations with respect to letters of credit or non-contingent reimbursement or payment obligations with respect to bankers' acceptances, surety bonds and similar documents; (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement or sales of accounts receivable, in any such case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all net obligations with respect to Interest Rate Protection Agreements; (viii) Disqualified Stock; (ix) all indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (in which event the amount thereof shall not be deemed to exceed the fair value of such property); and (x) all Guaranty Obligations in respect of obligations of the kinds referred to in clauses (i) through (ix) above; provided that, notwithstanding the foregoing and with respect to the calculation of Indebtedness in connection with the Consolidated First Lien Indebtedness Ratio, the Consolidated Senior Secured Ratio and the Consolidated Total Leverage Ratio only, in connection with the issuance of Permitted Refinancing Indebtedness and the repayment of any Unsecured Notes or 2010 Senior Second Lien Secured Notes in accordance with the terms hereof, to the extent that both the Permitted Refinancing Indebtedness and the amount of such Unsecured Notes or 2010 Senior Second Lien Secured Notes would otherwise be included in the calculation of Indebtedness, the amount of funds being held for repayment of such Unsecured Notes or 2010 Senior Second Lien Secured Notes shall be excluded from the calculation of Indebtedness through and including December 31, 2012.

§2. Amendment to Section 2.04(b) of the Credit Agreement.  Section 2.04(b) of the Credit Agreement is hereby restated in its entirety to read as follows:

(b)           Mandatory.  The Aggregate Revolving Commitment shall be automatically and immediately reduced without notice to the Borrower or any other Credit Party:

(i) on such date and by the amount of any prepayment required to be made under any of Sections 2.06(b), (c), (d), (e) or (f) (without duplication) that is applied to prepay the Revolving Loans in accordance with the terms of Section 2.06, provided that, notwithstanding the foregoing, so long as there exists no Default at such time, no such reduction in the Aggregate Revolving Commitment will be made with respect to any prepayment required to be made under Section 2.06(e)(ii) or Section 2.06(f),

(ii) on such date that any prepayment is required to be made under any of Sections 2.06(b), (c), (d), (e) or (f) and the Outstanding Amount of the Term B Loans is zero (or has been reduced to zero by such prepayment), such reduction in the Aggregate Revolving Commitment to be in such amount of the Net Cash Proceeds, Net Debt Proceeds, Net Issuance Proceeds and/or Extraordinary Receipts, as applicable, that are not applied to prepay the Term B Loans but would have been if the Outstanding Amount of such Term B Loans was in excess of such proceeds, provided that, notwithstanding the foregoing, so long as there exists no Default at such time, no such reduction in the Aggregate Revolving Commitment will be made with respect to any prepayment required to be made under Section 2.06(e)(ii) or Section 2.06(f), and

(iii) if after giving effect to any reduction or termination of Aggregate Revolving Commitment under this Section 2.04 the Letter of Credit Sublimit exceeds the Aggregate Revolving Commitment at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

§3. Amendment to Section 2.06(e)(ii) of the Credit Agreement.  Section 2.06(e)(ii) of the Credit Agreement is hereby restated in its entirety to read as follows:

(ii)           If on any date any Nexstar Entity shall incur or issue any Permitted Refinancing Indebtedness pursuant to Section 7.05(i) and 100% of the Net Debt Proceeds from the issuance of such Permitted Refinancing Indebtedness is not used to redeem or refinance the Unsecured Notes or the 2010 Senior Second Lien Secured Notes within 90 days after the receipt by any Credit Party thereof, then on the date that is 91 days after such issuance or incurrence, an amount equal to the amount of the Net Debt Proceeds not so used shall be applied to prepay outstanding principal of the Term B Loans and the Revolving Loans, on a pro rata basis among such Loans (with no corresponding reduction in the Aggregate Revolving Commitment in the amount of such prepayment of Revolving Loans).

§4. Amendment to Section 2.06(f) of the Credit Agreement.  Section 2.06(f) of the Credit Agreement is hereby restated in its entirety to read as follows:

(f)           Anti-Cash Hoarding.  Except with respect to Net Debt Proceeds of not more than $250,000,000 received in connection with the issuance of any Nexstar Broadcasting, Inc. Senior Notes due 2020, to the extent such funds are being held for repayment of the (i) 7% Senior Subordinated PIK Notes due 2014, issued by Nexstar Broadcasting, Inc. and (ii) 7% Senior Subordinated Notes due 2014, issued by Nexstar Broadcasting, Inc., if on any day after the Third Amendment Effective Date the sum of cash and Cash Equivalents of the Nexstar Entities together with the cash and Cash Equivalents of the Mission Entities aggregate among all such entities in excess of $25,000,000, then, to the extent such excess exists on the following day, the Borrower or the Mission Entities shall apply such amounts in excess of $25,000,000 on the following day to prepay the outstanding principal of Loans and/or Mission Loans, at the Borrower's election, such that the aggregate cash and Cash Equivalents of the Nexstar Entities and the Mission Entities shall not exceed $25,000,000 (applied as to (1) Loans, among the Term B Loans and Revolving Loans on a pro rata basis among such Loans, with a corresponding reduction in the Aggregate Revolving Commitment in the amount of such amount applied to prepay the Revolving Loans and (2) Mission Loans, among the "Term B Loans" and "Revolving Loans" (as each is defined in the Mission Credit Agreement) on a pro rata basis among such loans, with a corresponding reduction in the "Aggregate Revolving Commitment" (as defined in the Mission Credit Agreement) in the amount of such amount applied to prepay the "Revolving Loans"), provided that, notwithstanding the foregoing, if there exists no Default on such day

(i)           or the following day, such amounts shall be applied to prepay either or both of (A) the Revolving Loans and will not result in a reduction in the Aggregate Revolving Commitment and (B) the "Revolving Loans" (as defined in the Mission Credit Agreement) and will not result in a reduction in the "Aggregate Revolving Commitment" (as defined in the Mission Credit Agreement),

(ii)           or any date prior to the application by the Borrower of such excess amount as permitted below, to the extent such excess amount is created or caused by (A) the Net Debt Proceeds of Permitted Refinancing Indebtedness issued in accordance with Section 7.05(i) being held to repurchase Indebtedness in accordance with the terms of Section 7.16, such excess amount constituting Net Debt Proceeds shall only reduce the outstanding Revolving Loans and will not reduce the outstanding Term B Loans (and, to the extent there are no outstanding Revolving Loans, the Borrower shall not be required to take any action hereunder until such time as there are outstanding Revolving Loans), and (B) the Net Cash Proceeds from Dispositions that are not required by the terms of this Section 2.06 to prepay the Loans hereunder, such Net Cash Proceeds shall only reduce the outstanding Revolving Loans and will not reduce the outstanding Term B Loans (and, to the extent there are no outstanding Revolving Loans, the Borrower shall not be required to take any action hereunder until such time as there are outstanding Revolving Loans), provided further that, (I) in the case of clause (ii)(A) immediately preceding, if such Net Debt Proceeds are not applied to reduce outstanding amounts under any of the Unsecured Notes or the 2010 Senior Second Lien Secured Notes within 90 days after their receipt by the applicable Credit Party or Credit Parties, such proceeds shall be applied in accordance with the terms of Section 2.06(e)(ii) and (II) in the case of clause (ii)(B) immediately preceding, if such Net Cash Proceeds are not applied to reduce outstanding amounts under any of the Unsecured Notes or the 2010 Senior Second Lien Secured Notes within 90 days after their receipt by the applicable Credit Party or Credit Parties, such unused amount shall be included in cash or Cash Equivalents as it otherwise would have without giving effect to clause (ii) of the first proviso of this Section 2.06(f).

§5. Addition of Section 6.27 to the Credit Agreement.  A new Section 6.27 to the Credit Agreement is hereby added in its entirety to read as follows:

6.27           Tender Offer for Unsecured Notes.  Borrower shall, not later than December 31, 2012, consummate a tender offer for any and all of the (a) 7% Senior Subordinated PIK Notes due 2014, issued by Nexstar Broadcasting, Inc. and (b) 7% Senior Subordinated Notes due 2014, issued by Nexstar Broadcasting, Inc.

§6. Amendment to Section 7.05(i) of the Credit Agreement.  Section 7.05(i) of the Credit Agreement is hereby restated in its entirety to read as follows:

(i)           so long as (i) no Default exists before and after giving effect to the incurrence thereof, (ii) such Permitted Refinancing Indebtedness is issued by the Borrower for cash only, (iii) such Permitted Refinancing Indebtedness is only issued to, and 100% of the Net Debt Proceeds of the issuance of such Permitted Refinancing Indebtedness is used to (A) prepay the Loans and Obligations at par in accordance with the terms of Section 2.06(e) and Section 7.16(a), (B) to refinance or redeem any of the Unsecured Notes or (C) refinance or redeem any of the 2010 Senior Second Lien Secured Notes, and in each case the principal amount of such Permitted Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refinanced; (iv) such Indebtedness shall have a final maturity date not earlier than 180 days after the Stated Term B Maturity Date, and (v) no voluntary or scheduled repayments, prepayments, redemptions, repurchases or other return of principal, cancellation of principal or like transaction shall be required (other than pursuant to customary change of control provisions or asset sale offers similar to those in the 2010 Indenture Documentation) or made with respect to the principal of such Indebtedness (including, without limitation, any redemption, defeasance, setting aside of funds, or other provision for, or assurance of, payment),

(x)          the Borrower may incur additional senior second lien secured notes, such Indebtedness to be on terms and conditions, and pursuant to documentation, acceptable to the Administrative Agent in its reasonable discretion (provided that, notwithstanding the foregoing, in no event shall such terms, conditions and documentation be less favorable in any material respect to the Lenders than the 2010 Indenture Documentation and the 2010 Intercreditor Agreement, except with respect to pricing terms) (the "Additional Senior Second Lien Secured Notes") provided that, (1) the Consolidated Senior Secured Leverage Ratio will not exceed 5.50 to 1.00 (determined on a pro forma basis as of the date of incurrence of such Indebtedness after giving effect to the borrowing of such Indebtedness), (2) the Holders of the Additional Senior Second Lien

Secured Notes and the Administrative Agent on behalf of the Secured Parties shall have entered into (A) a joinder to the 2010 Intercreditor Agreement in form and substance reasonably satisfactory to the parties thereto or (B) an intercreditor agreement regarding the priority of the Liens and security interests in the Collateral, among the Secured Parties and the Holders of the Additional Senior Second Lien Secured Notes, and the attendant rights and obligations in connection therewith, on terms and conditions, and subject to documentation acceptable to the Administrative Agent in its reasonable discretion (provided that, notwithstanding the foregoing, in no event shall such terms, conditions and documentation be less favorable in any material respect to the Lenders than the 2010 Intercreditor Agreement) (the "Intercreditor Agreement"), and (3) any amendment, waiver, consent or other modification to this Agreement or any other Loan Document necessary in order to effectuate the intent of this Section 7.05(i) and the issuance of the Additional Senior Second Lien Secured Notes may be made by the Administrative Agent in its discretion, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 7.05(i) unless such changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 10.01;

(y)          the Borrower or the Ultimate Parent may incur unsecured Indebtedness that is fully subordinated to the Obligations and Mission Obligations, such unsecured and subordinated Indebtedness to be on terms and conditions, and pursuant to documentation, acceptable to the Administrative Agent in its reasonable discretion (provided that, in no event shall such documentation include any covenant or default which is more restrictive in any material respect than the covenants and Defaults under this Agreement and the Loan Documents) (the "Additional Subordinated Notes") provided that, (1) there are no cash principal payments due on such Additional Subordinated Notes (other than pursuant to customary change of control provisions similar to those in the 2010 Indenture Documentation) prior to the Stated Term B Maturity Date, and (2) any amendment, waiver, consent or other modification to this Agreement or any other Loan Document necessary in order to effectuate the intent of this Section 7.05(i) and the issuance of the Additional Subordinated Notes may be made by the Administrative Agent on behalf of the Lenders in its discretion, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 7.05(i) unless such changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 10.01; and

(z)          so long as the Credit Parties comply with the provisions of Section 6.16 and the other provisions of this Agreement and the Loan Documents (and the comparable provisions and Mission Loan Documents), the Borrower or the Ultimate Parent may incur unsecured Indebtedness, such Indebtedness to be on terms and conditions, and pursuant to documentation acceptable to the Administrative Agent in its reasonable discretion (provided that, in no event shall such documentation include any covenant or default which is more restrictive in any material respect than the covenants and Defaults under this Agreement and the Loan Documents) (the "Additional Unsecured Notes") provided that, any amendment, waiver, consent or other modification to this Agreement or any other Loan Document necessary in order to effectuate the intent of this Section 7.05(i) and the issuance of the Additional Unsecured Notes may be made by the Administrative Agent in its discretion on behalf of the Lenders, and the Majority Revolver Lenders and the Majority Lenders hereby authorize the Administrative Agent to enter into such amendment, consent, waiver or other modification on behalf of the Lenders, but in no event shall any such amendment reflect any other change to this Agreement or any of the Loan Documents except those changes necessary to give effect to the provisions of this Section 7.05(i) unless such changes are agreed to by the Borrower and the requisite required Lenders as provided by the terms of Section 10.01.

The Additional Senior Second Lien Secured Notes, the Additional Unsecured Notes and the Additional Subordinated Notes are collectively referred to herein as "Permitted Refinancing Indebtedness."  In each case of issuance of any Permitted Refinancing Indebtedness, (A) prior to the date of the incurrence thereof, the Borrower shall have delivered to the Administrative Agent (1) a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, certifying and demonstrating in reasonable detail (x) compliance with each of the financial covenants contained in Section 7.09 and, in the case of any incurrence of Additional Senior Secured Second Liens Notes, compliance with the requirement that the Consolidated Senior Secured Leverage Ratio will not exceed 5.50 to 1.00 (determined on a pro forma basis as of the date of incurrence of such Indebtedness after giving effect to the borrowing of such Indebtedness), in each case based on financial projections of the Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis for the period from the date of the proposed date of the incurrence of such Permitted Refinancing Indebtedness to the Maturity Date of the latest to mature of the Loans and (y) that no Default exists or will exist both before and after giving effect to the incurrence of such Indebtedness and (2) a Pro Forma Compliance Certificate of the Borrower prepared as of the date of the incurrence of such Indebtedness giving effect to the incurrence of such Indebtedness and the use(s) of the proceeds thereof, and (B) 100% of the Net Debt Proceeds from the issuance of Additional Senior Second Lien Secured Notes, Additional Subordinated Notes and Additional Unsecured Notes are used by the Borrower to (i) prepay the Loans and Obligations at par in accordance with the terms of Section 7.16(a) or (ii) redeem or refinance the Unsecured Notes or the 2010 Senior Second Lien Secured Notes in accordance with the terms of this Agreement, in either case not later than December 31, 2012;

§7. Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default both immediately before and after giving effect to this Amendment; and

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, the Ultimate Parent, Nexstar Finance Holdings, each Guarantor, the owners of the Capital Stock of the Mission Borrowers (the "Pledgors"), the Majority Lenders and the Majority Revolver Lenders; and

(c) the representations and warranties set forth in this Amendment shall be true and correct in all material respects as of the date of this Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects);

(d) the Administrative Agent shall have received a copy of the executed Fifth Amendment to the Mission Third Amended and Restated Credit Agreement on terms reasonably acceptable to the Administrative Agent, and all conditions to effectiveness of such Fifth Amendment shall have been satisfied or waived (except the condition relating to the effectiveness of this Amendment); and

(e) the Administrative Agent shall have received such confirmations and affirmations of any of the Loan Documents by the applicable Credit Parties as reasonably requested by the Administrative Agent, in each case reasonably acceptable to the Administrative Agent.

§8. Affirmation of Nexstar Entities.  Each of the Nexstar Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Mission Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Mission Credit Agreement and the Mission Loan Documents.

§9. Representations and Warranties.  Each of the Nexstar Entities represents and warrants to the Administrative Agent and the Lenders, after giving effect to this Amendment, as follows:

(a) Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.

(b) Enforceability.  The execution and delivery by the Nexstar Entities of this Amendment, and the performance by the Nexstar Entities of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the corporate authority of each of the Nexstar Entities and have been duly authorized by all necessary corporate proceedings.  This Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) hereby, constitute valid and legally binding obligations of each of the Nexstar Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

(c) No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Nexstar Entities of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

(d) Disclosure.  None of the information provided to the Administrative Agent and the Lenders on or prior to the date of this Amendment contained any untrue statement of material fact or omitted to state any material fact (known to any of the Nexstar Entities in the case of any document or information not furnished by any such Nexstar Entity) necessary in order to make the statements herein or therein not misleading.  On the date hereof, none of the Nexstar Entities possess any material information with respect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Nexstar Entities taken as a whole as to which the Lenders do not have access.

§10. No Other Amendments, etc.  Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Nexstar Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§11. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§12. Interpretation.  This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

§13. Loan Document.  This Amendment is a Loan Document under the terms of the Credit Agreement, and any breach of any provision of this Amendment shall be a Default under the Credit Agreement (as applicable).

§14. Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under Federal Law.

§15. Miscellaneous.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrower agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out of pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, including reasonable legal fees in accordance with Section 10.04 of the Credit Agreement.  The parties hereto acknowledge and agree that this Amendment is subject to the terms of the 2010 Intercreditor Agreement.

§16. Consent of Mission Lenders.  By executing below, each Lender that is also a Mission Lender hereby consents, as a Mission Lender, to the execution and delivery of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

NEXSTAR BROADCASTING, INC.

By:         /s/ Thomas E. Carter
                       Name: Thomas E. Carter
                       Title:   EVP, CFO

The Parent Guarantors:

NEXSTAR BROADCASTING GROUP, INC.

By:         /s/ Thomas E. Carter
                       Name: Thomas E. Carter
                       Title:   EVP, CFO

NEXSTAR FINANCE HOLDINGS, INC.

By:         /s/ Thomas E. Carter
                       Name: Thomas E. Carter
                       Title:   EVP, CFO

The Administrative Agent:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:         /s/ Don B. Pizon
                       Name: Don B. Pizon
                       Title:   Vice President

RATIFICATION OF GUARANTORS AND PLEDGORS

Each of the undersigned Guarantors and Pledgors hereby (a) acknowledges and consents to the foregoing Amendment and the Nexstar Entities’ execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor or Pledgor, as applicable, pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (e) acknowledges and agrees that such Guarantor or Pledgor, as applicable, does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); and (f) acknowledges, affirms and agrees that such Guarantor or Pledgor, as applicable, does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender.

The Guarantors:

MISSION BROADCASTING, INC.

By:         /s/ Dennis Thatcher
                       Name: Dennis Thatcher
                       Title:   President and Treasurer

NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:         /s/ Thomas E. Carter
                       Name: Thomas E. Carter
                       Title:   EVP, CFO